ProPetro Reports Financial Results for the First Quarter of 2026 MIDLAND, Texas, April 30, 2026, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the first quarter of 2026. First Quarter 2026 Results and Highlights • Total revenue of $271 million, which decreased 7% as compared to $290 million for the prior quarter. • Net loss was $4 million ($0.03 loss per diluted share) as compared to a net income of $1 million in the prior quarter ($0.01 income per diluted share). • Adjusted EBITDA(1) of $36 million was 13% of revenue and decreased 29% as compared to the prior quarter. • Capital expenditures paid were $43 million and capital expenditures incurred were $85 million. • Net cash provided by operating activities and net cash used in investing activities were $3 million and $41 million, respectively. Recent PROPWR℠ Highlights • Entered into a strategic framework agreement with Caterpillar Inc., securing access to up to approximately 2.1 additional gigawatts of power generation capacity over the next five years which enhances long-term supply visibility and supports PROPWR’s continued growth. The Company is now positioned to have approximately 2.6 gigawatts of power generation capacity delivered by year-end 2031. • Engaged in advanced contract negotiations for approximately 100 megawatts to support oil and gas microgrid projects, with deployments expected later this year. • Achieved major advancements representing several hundred megawatts of high-potential data center opportunities, in a select portion of PROPWR's data center commercial pipeline. (1) Adjusted EBITDA is a non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.” Management Comments Sam Sledge, Chief Executive Officer, commented, “ProPetro’s first quarter results once again demonstrated the resiliency of our business model. Despite weather-related disruptions that impacted activity and profitability, we delivered positive financial results in our completions business, particularly when measured by Adjusted EBITDA less incurred capital expenditures. These results highlight the strength of our industrialized model, which is the result of strategic investments, disciplined asset deployment, and rigorous cost management. The actions we took throughout 2025 to protect our assets and right-size our cost structure are benefiting us today and position us to perform successfully in this market. With respect to the broader environment, we are still in the early stages of assessing the global and domestic implications of the Iran War. While uncertainty remains, we are starting to see signs of recovery across the broader North American oilfield services sector, given a strengthening commodity backdrop that is driving early pricing and activity tailwinds across our completions business. Importantly, structural tightening in the completions market continues to intensify, driven by ongoing attrition, particularly among smaller less disciplined competitors. This trend was already emerging prior to the onset of the Iran War and has since accelerated with the recent increase in demand for U.S. frac activity. Notably, there was already very little spare frac equipment capacity even before the conflict began, further amplifying current market constraints. These dynamics, combined with ongoing capital investment discipline and pricing discipline, have tempered any plans to expand capacity both within ProPetro and among our close peers in the completions space. Collectively, these factors have created a more constructive supply and demand environment for our business over time. EXHIBIT 99.1

At the same time, our PROPWR business continues to gain significant momentum, advancing our growth strategy through the recently announced Framework Agreement with Caterpillar and the ongoing expansion of our contracted portfolio. Substantial growth opportunities remain ahead, especially within the rapidly evolving data center sector. We are pleased to report major advancements representing several hundred megawatts of high-potential data center opportunities, in a select portion of our commercial pipeline, further strengthening our presence in the digital infrastructure space. We now have two powerful engines driving our business forward: an improving completions market, and a rapidly expanding PROPWR platform. As always, we will remain focused on what we can control, cost discipline, operational excellence, and strategic capital deployment. With these strengths, we are confident that ProPetro is well positioned to capitalize on the current tailwinds in the completions business and deliver sustained, long-term earnings growth through PROPWR.” Caleb Weatherl, Chief Financial Officer, commented, “During the first quarter, we maintained the Company’s strong financial position through disciplined cost management and our continued focus on capital efficiency. ProPetro’s balance sheet and liquidity remain key strengths, providing flexibility to navigate market volatility while continuing to invest to drive profitable growth. In PROPWR, we made meaningful progress during the quarter including securing additional capital to support the business as it scales. Going forward, we will remain proactive in sourcing low-cost capital and flexible financing solutions to support PROPWR’s growth, while maintaining a strong balance sheet." First Quarter 2026 Financial Summary Revenue was $271 million, compared to $290 million for the fourth quarter of 2025. The 7% decrease in revenue was primarily driven by reduced utilization in the completions business, which was significantly impacted by adverse weather conditions in January 2026. Cost of services for the first quarter of 2026 were $212 million, excluding approximately $38 million of depreciation and amortization expenses. General and administrative ("G&A") expense of $27 million was down from $29 million in the fourth quarter of 2025. G&A expense excluding nonrecurring and noncash items of $4 million (stock-based compensation, business acquisition contingent consideration adjustments, retention bonuses and severance expenses) was $23 million, or 8% of revenue, a decrease of 6% as compared to the prior quarter. Net loss totaled $4 million, or $0.03 loss per diluted share, compared to a net income of $1 million, or $0.01 income per diluted share, for the fourth quarter of 2025. Adjusted EBITDA decreased to $36 million from $51 million in the fourth quarter of 2025, primarily due to lower revenues resulting from adverse weather conditions. Net cash provided by operating activities was $3 million as compared to $81 million in the prior quarter. The decrease is primarily attributable to lower Adjusted EBITDA and working capital headwinds in the first quarter, which consumed approximately $32 million in cash and working capital tailwinds in the prior quarter, which were an approximately $35 million source of cash. Liquidity and Capital Spending As of March 31, 2026, cash and cash equivalents were $157 million, and borrowings under the financing agreement with Caterpillar Financial Services Corporation were $112 million. Total liquidity at the end of the first quarter of 2026 was $289 million, which included cash and cash equivalents and $132 million of available borrowing capacity under the ABL Credit Facility. During the first quarter of 2026, capital expenditures paid were $43 million and capital expenditures incurred were $85 million, including approximately $14 million primarily supporting maintenance in the EXHIBIT 99.1

Company's completions business and approximately $71 million supporting its PROPWR orders. Notably, the difference between incurred and paid capital expenditures is primarily comprised of PROPWR-related capital expenditures that have been financed and paid directly by the financing partner and unpaid capital expenditures included in accounts payable and accrued liabilities. Net cash used in investing activities as shown on the statement of cash flows during the first quarter of 2026 was $41 million, which included capital expenditures paid of $43 million, offset by $2 million in proceeds from certain asset sales. PROPWR Update Mr. Sledge commented, “PROPWR continued to deliver strong progress and build momentum throughout the quarter, highlighted by our recent announcement of a new strategic framework agreement with Caterpillar. This agreement enables PROPWR to acquire up to approximately 2.1 gigawatts of additional power generation capacity over the next five years. When combined with the approximately 550 megawatts previously ordered, and upon the successful delivery of assets under this agreement, PROPWR is positioned to have approximately 2.6 gigawatts of power generation capacity delivered by year-end 2031 and fully deployed in 2032. This agreement also underscores PROPWR’s leadership in deploying innovative energy solutions, and we are excited about the transformative potential it brings to our Company. To support our upsized order backlog, we have built a robust commercial pipeline. Demand for reliable and low-emission power solutions remains strong, fueling continued growth across the data center, industrial, and oil & gas sectors. As noted earlier in this release, we are pleased to report major advancements representing several hundred megawatts of high-potential data center opportunities, in a select portion of our data center commercial pipeline. While specific details are contingent on finalizing agreements, these developments highlight our expanding leadership and strategic positioning in the digital infrastructure market. Additionally, we are engaged in advanced contract negotiations for approximately 100 megawatts to support oil and gas microgrid projects, with deployments expected later this year. These commercial developments will rapidly expand our total committed capacity beyond the approximately 240 megawatts currently committed under contract. We are confident in PROPWR’s future growth and expect to secure additional contracts throughout 2026 as we extend and deepen relationships with both new and existing partners. The majority of future megawatts are anticipated to be contracted within the data center and industrial sectors, driven by their larger load requirements and long-term strategic commitments. Importantly, our near-term focus also remains on disciplined execution, deploying and scaling PROPWR across our contracted customers, with a strong emphasis on de-risking deployments and building a resilient operational foundation to support sustainable long-term growth and profitability. As we continue to deploy capital to grow PROPWR, we remain committed to maintaining financial flexibility and a strong balance sheet. Our preferred source of funding continues to be free cash flow generated from our completions business. This is supplemented by our strong balance sheet, proceeds from our recent equity offering and access to flexible financing arrangements including our Caterpillar financing facility and lease financing structures that we have in place. Given the recent increased orders, we will continue to actively pursue low-cost capital and flexible financing solutions to support PROPWR’s growth." Guidance The Company now anticipates full-year 2026 capital expenditures incurred to be between $540 million and $610 million, up from the $390 million and $435 million range highlighted in the Company’s fourth quarter earnings report. Of this, the completions business is expected to account for approximately $140 million to $160 million, including approximately $40 million to $50 million related to planned lease buyouts for a portion of the Company’s FORCE® electric fleet portfolio. As a reminder, the five FORCE® electric fleet leases were secured with an initial three-year term and include options to either buy out or extend the leases at the end of that period. The intent behind these leases was to defer upfront capital expenditures while securing the equipment at an attractive cost of capital, supported by the earnings from EXHIBIT 99.1 the FORCE® electric fleets. This strategy proved successful, enabling the Company to rapidly transform its fleet and still generate accretive cash flow. The Company's current intent to exercise the upcoming lease buyouts reflects the completion of a deliberate and strategic capital allocation decision. By exercising these options, the Company will take full ownership of the FORCE® fleets. Each buyout will immediately reduce the Company's lease expense, currently reflected in operating expenses, and strengthen its commercial flexibility. The Company currently expects to buy out all five fleets, with buyouts anticipated to begin in late 2026 and continue through 2028. Also, as a reminder, the Completions business guidance range includes capital reserved for refurbishing a portion of the existing Tier IV DGB fleet, investments in fleet automation technology, as well as measured investments in direct drive gas frac units. Investments in the Company’s gas-burning equipment portfolio are especially valuable in the current market context. Accelerating demand for these fleets is driven by higher diesel prices and a significant diesel-to-natural gas price discount in the Permian Basin, resulting from the Iran War. This price differential enhances the economic viability of natural gas-powered fleets, making these investments critical for capitalizing on market opportunities and strengthening the company’s competitive position. Additionally, the Company anticipates incurring capital expenditures of approximately $400 million to $450 million for its PROPWR business in 2026. This projected increase is attributable to down payments for future deliveries associated with the recently executed framework agreement with Caterpillar. While these PROPWR capital expenditure estimates reflect the total cost of the equipment, they do not account for the impact of financing arrangements, which are expected to reduce the near-term actual cash outflows or cash capex required from the Company. For the second quarter, the Company expects to operate approximately 12 active frac fleets, reflecting early signs of recovery and heightened activity in the Permian completions market as the strengthening commodity environment, driven by the ongoing Iran War, begins to support improved pricing and demand across the Company’s completions business. Pertaining to PROPWR, in the first half of 2026, the Company’s primary focus is still on the successful deployment and scaling of PROPWR assets across our existing contracted customer base. By emphasizing strong performance and actively de-risking deployments during this period, the Company is positioning PROPWR for long-term growth. This strategic approach is expected to establish a strong operational foundation, enabling PROPWR to begin delivering positive and increasingly meaningful earnings in the second half of 2026, in alignment with the Company’s growth objectives. Outlook Mr. Sledge concluded, “We recognize the improving completions market, which is benefiting from a stronger commodity environment and recent market dynamics, including the impact of the Iran War. Given current supply and demand fundamentals inside the completions market, we remain confident in our ability to respond to additional commercial opportunities as they arise. At the same time, PROPWR continues to gain momentum, supported by a robust commercial pipeline and our strategic framework agreement with Caterpillar. Our focus remains on disciplined execution and building a durable platform for long-term growth and value creation. With these strengths, ProPetro is well positioned to deliver sustained performance for our stakeholders.” Conference Call Information The Company will host a conference call at 10:00 AM Central Time on Thursday, April 30, 2026, to discuss financial and operating results for the first quarter of 2026. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 800-715-9871 and international callers may dial +1-646-307-1963. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and may be accessed toll free by dialing +1-800-770-2030 for U.S. and Canada callers, as well as +1-609-800-9909 for international callers. The access code for the replay is 9101849. The Company has also posted the scripted remarks on its website. EXHIBIT 99.1

About ProPetro ProPetro Holding Corp. is a Midland, Texas based provider of premium completion services to upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. Through its PROPWR division, ProPetro also delivers reliable, adaptable power services through a modern, standardized fleet of gas-to-power solutions, serving data center, oil and gas, and industrial customers in the United States. ProPetro helps bring reliable energy to the world, enabling operational excellence and energy reliability for their customers. For more information, visit www.propetroservices.com. Forward-Looking Statements Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” "continue," and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward-looking statements. Our forward-looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, industry trends and activity levels, our business strategy, projected financial results and future financial performance, the ability to obtain capital on attractive terms, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy, our share repurchase program, and the anticipated growth prospects of PROPWR, including the demand for its services, types of customers and the ability to secure long-term contracts, the ability to obtain financing on attractive terms, the ability to procure additional equipment, timely receipt of such equipment and successful deployment and anticipated benefits of the PROPWR business line, including its expected financial contribution to our results of operations. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward- looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to conflict in the Middle East region, including the Iran War, the Russia-Ukraine war, and events in Venezuela, general economic conditions, including the impact of continued inflation, central bank policy actions, the risk of a global recession, U.S. and global trade policy, including the imposition of tariffs and retaliatory measures, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: Matt Augustine EXHIBIT 99.1

Vice President, Finance and Investor Relations matt.augustine@propetroservices.com 432-219-7620 ### EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited) Three Months Ended March 31, 2026 December 31, 2025 March 31, 2025 REVENUE - Service revenue $ 270,685 $ 289,675 $ 359,416 COSTS AND EXPENSES Cost of services (exclusive of depreciation and amortization) 211,694 214,646 263,856 General and administrative expenses (inclusive of stock-based compensation) 27,154 28,940 27,632 Depreciation and amortization 40,614 41,246 48,681 Loss (gain) on disposal of assets (740) (1,239) 9,746 Total costs and expenses 278,722 283,593 349,915 OPERATING INCOME (LOSS) (8,037) 6,082 9,501 OTHER INCOME (EXPENSE): Interest expense (2,664) (2,587) (1,730) Other income, net 1,386 1,464 2,943 Total other income (expense), net (1,278) (1,123) 1,213 INCOME (LOSS) BEFORE INCOME TAXES (9,315) 4,959 10,714 INCOME TAX BENEFIT (EXPENSE) 5,672 (4,217) (1,112) NET (LOSS) INCOME $ (3,643) $ 742 $ 9,602 NET (LOSS) INCOME PER COMMON SHARE: Basic $ (0.03) $ 0.01 $ 0.09 Diluted $ (0.03) $ 0.01 $ 0.09 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic 116,912 104,147 103,319 Diluted 116,912 106,381 105,118 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited) March 31, 2026 December 31, 2025 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 156,645 $ 91,334 Accounts receivable - net of allowance for credit losses of $0 and $0, respectively 228,230 200,753 Inventories 15,526 13,323 Prepaid expenses 15,048 19,896 Other current assets 1,079 1,398 Total current assets 416,528 326,704 PROPERTY AND EQUIPMENT - net of accumulated depreciation 843,498 793,475 OPERATING LEASE RIGHT-OF-USE ASSETS 84,793 99,787 FINANCE LEASE RIGHT-OF-USE ASSETS 6,346 10,637 OTHER NONCURRENT ASSETS: Intangible assets - net of amortization 53,113 55,476 Other noncurrent assets 5,132 4,811 Total other noncurrent assets 58,245 60,287 TOTAL ASSETS $ 1,409,410 $ 1,290,890 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 115,810 $ 115,009 Accrued and other current liabilities 57,145 65,981 Interim debt - net of debt issuance costs 15,271 2,113 Current maturities of long-term debt - net of debt issuance costs 16,851 13,844 Operating lease liabilities 41,853 43,572 Finance lease liabilities 7,764 12,442 Total current liabilities 254,694 252,961 DEFERRED INCOME TAXES 57,761 63,433 LONG-TERM DEBT - net of debt issuance costs and current maturities 78,573 105,613 NONCURRENT OPERATING LEASE LIABILITIES 26,637 35,641 NONCURRENT FINANCE LEASE LIABILITIES 172 — OTHER LONG-TERM LIABILITIES 2,900 3,400 Total liabilities 420,737 461,048 COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY: Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively — — Common stock, $0.001 par value, 200,000,000 shares authorized, 122,616,976 and 104,310,266 shares issued, respectively 122 104 Additional paid-in capital 1,060,195 897,739 Accumulated deficit (71,644) (68,001) Total shareholders’ equity 988,673 829,842 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 1,409,410 $ 1,290,890 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Three Months Ended March 31, 2026 2025 CASH FLOWS FROM OPERATING ACTIVITIES: Net (loss) income $ (3,643) $ 9,602 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization 40,614 48,681 Deferred income tax (benefit) expense (5,672) 2,844 Amortization of deferred debt issuance costs 165 111 Stock-based compensation 4,671 3,337 Loss (gain) on disposal of assets (740) 9,746 Unrealized gain on short-term investment — (183) Business acquisition contingent consideration adjustments (500) (300) Changes in operating assets and liabilities: Accounts receivable (27,477) (44,716) Other current assets 157 411 Inventories (2,203) 2,824 Prepaid expenses 4,848 1,390 Accounts payable (2,799) 23,456 Accrued and other current liabilities (4,688) (2,514) Net cash provided by operating activities 2,733 54,689 CASH FLOWS FROM INVESTING ACTIVITIES: (1) Capital expenditures (43,364) (40,913) Proceeds from sale of assets 2,501 7,764 Proceeds from note receivable from sale of business — 313 Net cash used in investing activities (40,863) (32,836) CASH FLOWS FROM FINANCING ACTIVITIES: (1) Repayments of revolving credit facility borrowings (45,000) — Repayments of equipment financing term loans (3,556) — Payments of finance lease obligations (4,789) (4,705) Repayments of insurance financing — (1,476) Payment of debt issuance costs (1,082) — Proceeds from issuance of common stock under public equity offering 164,306 — Payment of costs related to issuance of common stock under public equity offering (867) — Tax withholdings paid for net settlement of equity awards (5,571) (2,723) Net cash provided by (used in) financing activities 103,441 (8,904) NET INCREASE IN CASH AND CASH EQUIVALENTS 65,311 12,949 CASH AND CASH EQUIVALENTS - Beginning of period 91,334 50,443 CASH AND CASH EQUIVALENTS - End of period $ 156,645 $ 63,392 (1) Cash flows from investing activities exclude capital expenditures related to certain financed equipment purchases and cash flows from financing activities exclude corresponding issuances of loans since the lender is an affiliate of the equipment manufacturer. These activities are presented as non-cash investing and financing activities. EXHIBIT 99.1

EXHIBIT 99.1

Reconciliation of Capital Expenditures Paid to Capital Expenditures Incurred

	Three Months Ended		
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Capital Expenditures Paid (1)	$ 43,364	$ 64,232	$ 40,913
Less: Capital expenditures included in accounts payable and accrued liabilities - beginning of period	(28,095)	(50,509)	(14,695)
Add: Capital expenditures included in accounts payable and accrued liabilities - end of period	31,754	28,095	12,435
Add: Capital expenditures related to financed equipment purchases - end of period	38,005	29,280	—
Capital Expenditures Incurred (1)	$ 85,028	$ 71,098	$ 38,653

(1) This table reconciles cash basis capital expenditures reported in the condensed consolidated statements of cash flows to accrual basis capital expenditures reported in the reportable segment information section below.

Reportable Segment Information

	Three Months Ended March 31, 2026					
(in thousands)	Hydraulic Fracturing	Wireline	Cementing	Power Generation	Reconciling Items	Total
Service revenue	$ 179,330	$ 61,800	$ 27,800	$ 2,213	$ (458)	$ 270,685
Adjusted EBITDA	$ 37,044	$ 13,651	$ 2,118	$ (5,305)	$ (11,115)	$ 36,393
Depreciation and amortization	$ 32,471	$ 4,940	$ 2,033	$ 1,156	$ 14	$ 40,614
Operating lease expense on FORCE® fleets (1)	$ 15,758	$ —	$ —	$ —	$ —	$ 15,758
Capital expenditures incurred	$ 11,262	$ 1,985	$ 295	$ 71,486	$ —	$ 85,028

	Three Months Ended December 31, 2025					
(in thousands)	Hydraulic Fracturing	Wireline	Cementing	Power Generation	Reconciling Items	Total
Service revenue	$ 203,880	$ 55,425	$ 29,553	$ 1,381	$ (564)	$ 289,675
Adjusted EBITDA	$ 52,850	$ 12,343	$ 3,703	$ (4,492)	$ (13,418)	$ 50,986
Depreciation and amortization	$ 33,210	$ 5,460	$ 2,074	$ 489	$ 13	$ 41,246
Operating lease expense on FORCE® fleets (1)	$ 16,610	$ —	$ —	$ —	$ —	$ 16,610
Capital expenditures incurred	$ 10,139	$ 1,644	$ 607	$ 58,708	$ —	$ 71,098

(1) Represents lease cost related to operating leases on our FORCE® electric-powered hydraulic fracturing fleets. This cost is recorded within cost of services in our condensed consolidated statements of operations and is included in Adjusted EBITDA.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Free Cash Flow for Completions Business are not financial measures presented in accordance with GAAP. We define EBITDA as net income (loss) plus (i) interest expense, (ii) income tax expense (benefit) and (iii) depreciation and amortization. We define Adjusted

EBITDA as EBITDA plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) business acquisition contingent consideration adjustments, (iv) other expense (income), (v) other unusual or nonrecurring (income) expenses such as impairment expenses, costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (vi) retention bonus and severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities. We define Free Cash Flow for Completions Business as net cash provided by operating activities less net cash used in investing activities plus net cash used in operating activities for PROPWR plus net cash used in investing activities for PROPWR. We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow and Free Cash Flow for Completions Business. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA, Free Cash Flow or Free Cash Flow for Completions Business in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA, Free Cash Flow and Free Cash Flow for Completions Business may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Reconciliation of Net Income (Loss) to Adjusted EBITDA Three Months Ended (in thousands) March 31, 2026 December 31, 2025 Net (loss) income $ (3,643) $ 742 Depreciation and amortization 40,614 41,246 Interest expense 2,664 2,587 Income tax (benefit) expense (5,672) 4,217 Loss (gain) on disposal of assets (740) (1,239) Stock-based compensation 4,671 4,251 Business acquisition contingent consideration adjustments (500) 100 Other income, net (1) (1,386) (1,464) Other general and administrative expense, net — 155 Retention bonus and severance expense 385 391 Adjusted EBITDA $ 36,393 $ 50,986 (1) Other income for the three months ended March 31, 2026 is primarily comprised of interest income of $1.1 million, tax refunds (net of advisory fees) totaling $0.2 million and $0.1 million of other income. Other income for the three months ended December 31, 2025 is primarily comprised of tax refunds (net of advisory fees) totaling $1.1 million, interest income from note receivable from sale of $0.3 million and $0.1 million of other income. Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Free Cash Flow for Completions Business EXHIBIT 99.1

Three Months Ended (in thousands) March 31, 2026 December 31, 2025 Net Cash provided by Operating Activities $ 2,733 $ 81,044 Net Cash used in Investing Activities (40,863) (38,786) Free Cash Flow (38,130) 42,258 Net Cash used in Operating Activities - PROPWR business 8,308 3,032 Net Cash used in Investing Activities - PROPWR business 26,714 52,797 Free Cash Flow for Completions Business $ (3,108) $ 98,087 EXHIBIT 99.1